Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of American Capital Agency Corp., a corporation organized under the laws of the state of Delaware (the “Corporation”), hereby constitute and appoint John R. Erickson, Richard E. Konzmann, Samuel A. Flax and Cydonii V. Fairfax and each of them (with full power to each of them to act alone), his/her true and lawful attorneys‑in‑fact and agents for him/her and on his/her behalf and in his/her name, place and stead, in all cases with full power of substitution and resubstitution, in any hand and all capacities, to sign, execute and affix his/her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) the Corporation’s Form S-3 Registration Statement, and all amendments or supplements thereto with all exhibits and any and all documents required to be filed with respect thereto, and grants to each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all intents and purposes as he/she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his/her hand and seal, as of the date specified.

AMERICAN CAPITAL AGENCY CORP.

Dated: July 26, 2013	/s/ Malon Wilkus Malon Wilkus
Chair and Chief Executive Officer

Signature	Title	Date
/s/ Malon Wilkus_________ Malon Wilkus	Director, Chair and Chief Executive Officer (Principal Executive Officer)	July 26, 2013
/s/ John R. Erickson_______ John R. Erickson	Director, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 26, 2013
/s/ Robert M. Couch_______ Robert M. Couch	Director	July 26, 2013
/s/ Morris A. Davis________ Morris A. Davis	Director	July 26, 2013
/s/ Randolph E. Dobbs_____ Randolph E. Dobbs	Director	July 26, 2013
/s/ Samuel A. Flax________ Samuel A. Flax	Director	July 26, 2013
/s/ Larry K. Harvey_______ Larry K. Harvey	Director	July 26, 2013
/s/ Prue B. Larocca________ Prue B. Larocca	Director	July 26, 2013
/s/ Alvin N. Puryear_______ Alvin N. Puryear	Director	July 26, 2013

2